Exhibit 6.2

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THINKING GREEN

COMMON STOCK PURCHASE WARRANT

1.       Issuance; Certain Definitions. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by THINKING GREEN, a Nevada corporation (the “Company”), ________, a ____ corporation, or registered assigns (the “Holder”) is hereby granted the right to purchase at any time until ____ P.M., Pacific Time, on the earlier of the ___________ or the date subject to the Triggering Event as defined and provided in Section 2 hereof (the “Expiration Date”), ___________(_____) fully paid and nonassessable shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), at an initial exercise price per share (the “Exercise Price”) of $_____ per share. The shares of Common Stock issued upon exercise of this Warrant are referred to as “Warrant Shares.”

a.       Consideration: Consideration for this Common Stock Purchase Warrant (the “Warrant”) is provided as part of that specific ____________________ between the Company and Holder.

2.       Exercise of Warrant. This Warrant is exercisable in whole only (and not in part) for five (5) days following the Triggering Event (as hereinafter defined) (the “Warrant Exercise Period”). Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company, by electronic or facsimile transmission as provided in Section 8 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant Certificate) as provided in this paragraph. The date such Notice of Exercise is delivered, electronically or faxed transmitted to the Company shall be the “Exercise Date,” provided that, if this Warrant has been fully exercised, the Holder of this Warrant tenders this Warrant Certificate to the Company within five (5) business days thereafter. The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of shares then being purchased pursuant to such exercise. Upon surrender of this Warrant Certificate, if relevant, with, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or book entry for the shares of Common Stock so purchased. The Exercise Price per share of Common Stock for the shares then being exercised shall be payable in cash or by certified or official bank check or wire transfer. The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 2 on the Exercise Date provided that the shares are paid in full by Holder. For purposes herein, the “Triggering Event” shall mean ________________________________________ DESCRIBED HEREIN AS EXHIBIT A.

3.       Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of the then outstanding balance of this Warrant such number of shares of its Common Stock as shall be required for issuance of the Warrant Shares.

4.       Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5.       Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

6.       Share Allocation. The Parties have reviewed ___________________ Exhibit B and hereby agree and acknowledge the share allocations, which are applicable to this Warrant.

7.       Assignment. Holder may not assign this Warrant Agreement without prior written consent of the Company.

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8. Termination. In connection with the transactions described herein under Section 1a, the parties hereto have also entered into a Put Option in favor of the Company, as described in that agreement entitled “Put Option Agreement.” and the exercise, if any, of such Put Option by the Company shall occur only if Holder does not exercise this Warrant during the Warrant Exercise Period. If Holder actually pays for and receives the Common Stock that is the subject of this Agreement, then the Put Option Agreement shall become void and shall immediately terminate.

9.       Transfer to Comply with the Securities Act. This Warrant has not been registered under the Securities Act of 1933, as amended, (the “Act”) and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

10.       Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by electronic or facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by electronic or facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

(i)	if to the Company, to:
Thinking Green
170 S. Green Valley Blvd., Ste. 300
Henderson, NV 89012
Email: Richard@ThinkingGreen-USA.com

(ii)	if to the Holder, to:
____________________
____________________
____________________
____________________
Email: _______________

Any party may be notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

11.       Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

12.       Governing Law. This Warrant shall be governed by and construed and interpreted in accordance with the laws of the state of Nevada applicable to contracts made and to be performed entirely therein, without giving effect to the rules and conflicts of law.

13.       Consent to Jurisdiction and Service of Process. The Company consents to the jurisdiction of the Clark County Superior Court or the United States District Court in Las Vegas Nevada

14.       Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

15.       Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the th day of _____, 20_____.

COMPANY:
THINKING GREEN, a Nevada corporation

By: _______________________

HOLDER:
_________________, a ________corporation

By:_____________________
Name/Title

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NOTICE OF EXERCISE OF WARRANT

The undersigned, the Holder of the attached Warrant, hereby irrevocably elects to exercise the right, represented by the attached Warrant Certificate dated as of ________ __, 2018, to purchase shares of the Common Stock, $0.001 par value, of Thinking Green and tenders herewith payment of $ __________ in accordance with Section 2 of said Common Stock Purchase Warrant.

The Holder requests that the certificate (certificate or book entry) for such securities be issued in the name of and delivered to:

_______________________________

_______________________________

_______________________________

Dated:__________________________	Signature of Holder

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate)

(Insert Social Security or Other Identifying Number of Holder)

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EXHIBIT A

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EXHIBIT B

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